Exhibit 99.1

For Immediate Release

Citigroup Inc. (NYSE: C)

October 16, 2012

VIKRAM PANDIT STEPS DOWN AS CEO OF CITIGROUP

BOARD OF DIRECTORS ELECTS MICHAEL CORBAT AS CEO

Board praised Vikram Pandit’s “leadership, integrity and resilience in guiding Citi through the crisis and positioning it well for the future.”

Mike Corbat has “demonstrated outstanding leadership qualities… [and] brings deep and varied operating experience across a broad spectrum of the financial services industry,”

Chairman Michael E. O’Neill stated.

“Citigroup is well-positioned for continued profitability and growth, having refocused the franchise on the basics of banking,” Mr. Pandit said.

 “The fundamentals we have in place today are solid, and we are on the right path… Citi’s businesses, footprint and talent are unmatched, and we will be relentless in our drive toward operating excellence and risk management,” Mr. Corbat said.

New York -- The Board of Directors of Citigroup today announced that Vikram Pandit has stepped down as the Company’s Chief Executive Officer and as a member of the Board, effective immediately.  The Board also announced it has unanimously elected Michael Corbat CEO and a director of the Board.  Mr. Corbat previously served as Citigroup’s CEO of Europe, Middle East and Africa.

Mr. Pandit said: “Thanks to the dedication and sacrifice of people across Citigroup, we have emerged from the financial crisis as a strong institution.  Citigroup is well-positioned for continued profitability and growth, having refocused the franchise on the basics of banking.  Given the progress we have made in the last few years, I have concluded that now is the right time for someone else to take the helm at Citigroup.  I could not be leaving the Company in better hands.  Mike is the right person to tackle the difficult challenges ahead, with a 29-year record of achievement and leadership at this Company.  I will truly miss the wonderful people throughout this organization.  But I know that together with Mike they will continue to build on the progress we have made.”

Michael E. O’Neill, Chairman of the Citigroup Board of Directors, said: “We respect Vikram’s decision.  Since his appointment at the start of the financial crisis until the present time, Vikram has restructured and recapitalized the Company, strengthened our global franchise and re-focused the business.  The Board and I are grateful to Vikram for his leadership, integrity and resilience in guiding Citi through the crisis and positioning it well for the future.  We wish him all the best with the next stage in his career.

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“Mike Corbat has demonstrated outstanding leadership qualities and the ability to sharpen our focus on achieving strong, sustained operating performance,” Mr. O’Neill continued.  “From his nearly three decades at the Company he brings deep and varied operating experience across a broad spectrum of the financial services industry.  He has managed numerous institutional businesses, including sales and trading, capital markets, corporate and commercial banking, and such consumer businesses as wealth management, mortgages and credit cards.  During the financial crisis, he successfully led the divestiture of more than 40 businesses, helping to strengthen the Company’s balance sheet substantially.  In this role, he also restructured and rebuilt a number of the Company’s consumer-facing businesses, including the mortgage and credit card businesses.

“Mike is a proven, hands-on leader who is known for his focus on enhancing productivity, holding people accountable and practicing sound risk management.  He has consistently delivered impressive bottom-line results at many of our major global business units and has forged a strong track record of improving efficiency and mitigating risk while also optimizing the allocation of the Company’s capital,” Mr. O’Neill concluded.

Mr. Corbat said: “Given the considerable progress we have made in recent years, Citigroup possesses unique strengths to take on exciting opportunities around the world.  With unprecedented economic, regulatory and political change, my top priority is to keep us focused on what our clients need, both today and tomorrow.  The Board and I firmly believe in Citigroup’s future, and together are committed to delivering sustained profitability and shareholder returns.

“The fundamentals we have in place today are solid, and we are on the right path.  In this dynamic market environment, however, we must efficiently allocate our resources and offer the products with the highest potential in the most productive markets.  Citi’s businesses, footprint and talent are unmatched, and we will be relentless in our drive toward operating excellence and risk management.  I look forward to working with our talented management team and dedicated employees to chart that future course.”

Mr. Corbat added: “I also wish to extend my personal appreciation to Vikram for all he has achieved.  Without his leadership, Citigroup would not be so well positioned globally to tackle the challenges and opportunities ahead of us.”

A short biography of Mr. Corbat is attached to this release.

President and COO John P. Havens also Resigns from Company

The Company further announced that President and Chief Operating Officer, John P. Havens, who also served as CEO of Citi’s Institutional Clients Group, has resigned.  Mr. Havens said that he had already been planning retirement from Citi at year-end but decided, in light of Mr. Pandit’s resignation, to leave the Company at this time.

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“Since joining Citigroup five years ago, John has served as a trusted partner to our institutional clients, helping some of the largest corporations and governments in the world navigate through one of the most challenging financial markets in history.  In the last two years he has successfully taken on the additional role of overseeing Citigroup’s operations, where he drove significant improvement and streamlining.  We wish him the best in the future,” Mr. O’Neill said.

 About Citigroup

Citi, the leading global bank, has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citigroup provides consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, transaction services, and wealth management.

Additional information may be found at www.citigroup.com | Twitter: @Citi | YouTube: www.youtube.com/citi | Blog: http://blog.citigroup.com | Facebook: www.facebook.com/citi | LinkedIn: www.linkedin.com/company/citi

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About Michael Corbat, Chief Executive Officer, Citigroup

Michael L. Corbat is Chief Executive Officer of Citigroup, the world's global bank, with approximately 200 million customer accounts and activities in more than 160 countries and jurisdictions.

Mr. Corbat has been at Citi and its predecessor companies since his graduation from Harvard University with a bachelor’s degree in economics in 1983.

In his latest role as Citi’s CEO of Europe, Middle East and Africa since the start of the year, he oversaw all of Citi’s business operations in the region, including consumer banking, corporate and investment banking, securities and trading and private banking services.

Previously, Mr. Corbat served as the CEO of Citi Holdings, Citi’s portfolio of non-core businesses and assets.  In this role, he oversaw the divestiture of more than 40 businesses, including the IPO and sale of Citi’s remaining stake in Primerica. Mr. Corbat also successfully restructured Citi’s consumer finance and retail partner cards businesses and divested more than $500 billion assets, reducing risk on the Company’s balance sheet and freeing up capital to invest in Citi’s core banking business.

Mr. Corbat also served as the CEO of Citi’s Global Wealth Management unit.  Prior to this, he was Head of the Global Corporate Bank and Global Commercial Bank at Citi, a role in which he led the firm’s efforts to provide best-in-class financial services to top-tier multi-national corporations and financial institutions around the world.  In his various advisory and structuring roles, Mr. Corbat has successfully guided retail and institutional clients across the spectrum of financial services and significant challenges, from the bankruptcy of Orange County, California, to sovereign debt restructurings in Latin America and business restructurings in North America and Europe.

In addition, Mr. Corbat was the Head of Global Emerging Markets Debt, responsible for the origination, trading and sales of emerging markets fixed income debt.  He also held a number of positions at Salomon Brothers, one of Citi’s predecessor companies, including Managing Director roles in Emerging Markets, High Yield and Derivatives.

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